Exhibit 10.15

A0905023 Z / AE AN A0 00

OSEO Réseau Ile-de-France

LE CONFLUENT – 2ÈME ETAGE

4 RUE EUGENE RENAULT

94700 MAISONS-ALFORT

FRANCE

AGREEMENT No. A0905023Z

Between :

1)	OSEO Innovation

Public Limited Company with a share capital of €70,000,016.

Registered with the registry of trade and companies of Creteil under no. 692 005 432 with corporate headquarters at 27-31, avenue du Général Leclerc

94710 MAISONS-ALFORT Cedex, France

(hereinafter, “OSEO Innovation”)

represented by Franck Willenbucher,

Director of Ile de France Network Operations Management

AND:

2)	SEQUANS COMMUNICATIONS

SIRET No. 450 249 677 00029

Public Limited Company with a share capital of €463,588.45.

19 Le Parvis A Paris La Défense BP 104

CITICENTER

92800 PUTEAUX

FRANCE

(hereinafter, “the BENEFICIARY”)

represented by Georges Karam,

Chairman of the Board of Directors and CEO

Considering statute no. 2005-722 of 29 June 2005 relating to the creation of the public establishment OSEO and the transformation of the public establishment Agence Nationale de Valorisation de la Recherche into a public limited company (French société anonyme);

Considering decree 2005-766 of 8 July 2005 approving the bylaws of the public limited company “OSEO Anvar”, hereinafter, “OSEO Innovation”, and implementing various provisions relating to its operation;

Considering the Community framework for State aid for research, development and innovation no. 2006/C 323/01, published in the Official Journal of the European Union (OJEU) on 30 December 2006;

Considering the notice of regime N408/2007 by OSEO Innovation of 17 January 2008;

Considering decree no. 97-682 of 31 May 1997 relating to aids for innovation;

Considering the application for innovation assistance submitted by the BENEFICIARY on 05/05/2009 and registered under no. A0905023 Z;

A0905023 Z / AE AN A0 00

Considering the technical instruction and financial instruction specified in the conditions provided for under article 7 of the above-mentioned decree no. 97-682;

Considering the decision by OSEO Innovation after the opinion issued by the Regional Commission for the Awarding of Aid in its meeting of:

15/10/2009

SPECIFIC CONDITIONS FOR THE GRANTING OF AID

ARTICLE 1 – AMOUNT, PURPOSE AND FORM OF THE AID

1.1	OSEO Innovation grants to the BENEFICIARY, under the terms and conditions for payment provided for in article 2, an innovation grant in the amount of €1,350,000.00.

This grant is allocated to the programme described in the presentation submitted by the BENEFICIARY, with the objective of:

Developing an integrated circuit demonstrator targeting the LTE-standard mobile terminal market.

1.2	In return for the grant, the BENEFICIARY undertakes to complete the submitted programme within a period of 13 months beginning on 05/05/2009 and to implement all the necessary human and technical, financial and commercial resources necessary for the success of its execution and of the commercial exploitation of its results.

1.3	The total estimated amount of the submitted programme is €4,434,429.00 excluding taxes. The expenses of the innovation programme included in the aid package amount to €4,434,429.00 excluding taxes (see attached estimate).

Consequently, the amount indicated above accounts for 30.44% of the total expenses, excluding taxes, indicated in the innovation aid package. This aid is granted to the BENEFICIARY in the form of a refundable advance.

ARTICLE 2 – TERMS AND CONDITIONS FOR PAYMENT OF THE GRANT

2.1	The sum of the grant will be paid out to the BENEFICIARY in 3 instalments:

•	one instalment of €540,000.00 following the date of the signing of this agreement.

•	one instalment of €540,000.00 as of 28/02/2010, based on a request for payment accompanied by:

- An external audit of the deliverables aimed at reviewing the final design of the demonstrator circuits (before delivery for manufacture on MPW).

- An interim report on the progress of work, deemed to be satisfactory by OSEO Innovation.

- A statement of expenses incurred, dated and signed by the BENEFICIARY for an amount at least equal to double the amount of the preceding accumulated payments.

- An updated certificate attesting to the fiscal and corporate good standing of the BENEFICIARY.

- And, if OSEO Innovation deems it useful to request, at the time of the submission of the BENEFICIARY’s balance sheets, income statements and annexes, if a closing of the accounting year is questioned after the date of the preceding payment.

A0905023 Z / AE AN A0 00

• the balance, on completion of the work, after OSEO Innovation has certified that the programme has been concluded. Notification of this certification will be issued by 31/05/2011 at the latest, in accordance with the stipulations of article 3.

2.2	The amount of each of the payments will be credited to account no. FR76 30004 00295 00010037042 93, opened in the BENEFICIARY’s name with BNP PARIBAS LA DEFENSE ENTREPRISES.

ARTICLE 3 – CERTIFYING THE COMPLETION OF THE PROGRAMME

3.1	The BENEFICIARY may request certification of the completion of the programme at any time by OSEO Innovation, and in any case by 31/05/2011 at the latest, when OSEO Innovation must certify the completion of the programme.

This date takes into account a period of 12 months in addition to the lead time to which the BENEFICIARY has committed in accordance with the stipulations of article 1.2.

3.2	The BENEFICIARY’s request, which should be addressed to OSEO Innovation one month before the date indicated above at the latest, should be accompanied by the following documents, which must be deemed satisfactory by OSEO Innovation, in order to allow the balance of the aid to be paid, namely:

-	An end-of-programme technical report describing its execution and results in comparison to the set goals.
-	A statement summarising expenses incurred to date, dated and signed by the BENEFICIARY. A model of this summarised statement is attached herewith.
-	An updated certificate attesting to the fiscal and corporate good standing of the BENEFICIARY.
-	The BENEFICIARY’s most recent balance sheets, income statements and notes to the financial statements, since the date of registering the application for assistance, approved by the external auditor or by a certified accounting expert if deemed useful by OSEO Innovation.
-	And, if OSEO Innovation deems this useful to request, additional items explaining the contents of this report, these expenses and these accounts.

Should any documents and other evidence provided by the BENEFICIARY reflect expense amounts that are less than those indicated in the aid package, the amount of the aid will be automatically reduced to 30.44% of the total effectively justified expenses. The BENEFICIARY, hereby, undertakes to correct any verified unjustified amounts without delay. Any delay in this payment will incur penalties for delay at a rate of 0.7% (zero point seven percent) per calendar month of delay.

3.3	Moreover, in view of the documents provided by the BENEFICIARY:

-	OSEO Innovation will verify the programme’s technical success, the programme’s technical failure or the programme’s partial technical success, and will pay the balance of the aid under the conditions detailed in article 3.2.

-	Otherwise, OSEO Innovation will certify the incompletion or discontinuation of the programme. The stipulations of article 3.7 will apply in this case.

3.4	Unless the programme is subject to technical or commercial failure, repayment of the grant will take place in accordance with the stipulations of article 4.1.

A0905023 Z / AE AN A0 00

3.5	In the event of technical failure of the programme, as pronounced by OSEO Innovation, the BENEFICIARY will be relieved of any undertakings and obligations that are incumbent upon it under this agreement, on condition that it has met all the undertakings and obligations incumbent upon it up to the date on which such failure has been ascertained, and that it has fulfilled the obligations set out in article 4.3.

3.6	In the event of partial technical success of the programme, as pronounced by OSEO Innovation, the conditions for reimbursing the aid in accordance with article 4, may, where appropriate, be adapted by common accord between the BENEFICIARY and OSEO Innovation, it being understood that the BENEFICIARY must fulfil the obligations stipulated in article 4.3.

3.7	At its sole initiative, OSEO Innovation may, at its option:

-	Pronounce the immediate recovery of all or part of the grant amount paid, applying the stipulations of article VI of the General Conditions.

-	Demand full reimbursement of the agreed advance, in accordance with the stipulations of article 4, notwithstanding any possible technical or commercial failure, partial technical success or partial commercial success, in the event of the BENEFICIARY’s failure in the following situations:

•	absence of the request for verification of programme completion within the deadline set in article 3.1.
•	failure to deliver all or some of the documents described in article 3.2 to OSEO Innovation.
•	Incompletion or discontinuation of the programme ascertained by OSEO Innovation.

ARTICLE 4 – BENEFICIARY’S FINANCIAL OBLIGATIONS

4.1	The BENEFICIARY hereby undertakes to reimburse OSEO Innovation for the amount of €1,350,000.00 following the schedule detailed below, taking into account revenue forecasts provided by the BENEFICIARY with regard to the programme for which aid has been granted.

In this respect, the BENEFICIARY will pay OSEO Innovation:

According to the indicated repayment schedule, the following amounts:

€33,750.00 by 30/06/2012 at the latest

€33,750.00 by 30/09/2012 at the latest

€33,750.00 by 31/12/2012 at the latest

€33,750.00 by 31/03/2013 at the latest

€67,500.00 by 30/06/2013 at the latest

€67,500.00 by 30/09/2013 at the latest

€67,500.00 by 31/12/2013 at the latest

€67,500.00 by 31/03/2014 at the latest

€101,250.00 by 30/06/2014 at the latest

€101,250.00 by 30/09/2014 at the latest

€101,250.00 by 31/12/2014 at the latest

€101,250.00 by 31/03/2015 at the latest

€135,000.00 by 30/06/2015 at the latest

A0905023 Z / AE AN A0 00

€135,000.00 by 30/09/2015 at the latest

€135,000.00 by 31/12/2015 at the latest

€135,000.00 by 31/03/2016 at the latest

4.2	Furthermore, in the hypothetical case, where the amount of the advance effectively paid by OSEO Innovation is lower than the figure indicated in article 1, the repayments stipulated in articles 4.1 and 4.3 will be reduced in proportion to the amounts paid.

4.3	As a result of the nature of the work included in the aid programme, the BENEFICIARY will benefit from any partial or indirect results of the programme enabling it to improve its products or, more generally, the technologies implemented in their manufacture and/or design.

Consequently, notwithstanding the technical or commercial failure or the partial technical or commercial success of the programme, the BENEFICIARY will, in any case, repay to OSEO Innovation an overall sum of €600,000.00, payable according to the following schedule:

€33,750.00 by 30/06/2012 at the latest

€33,750.00 by 30/09/2012 at the latest

€33,750.00 by 31/12/2012 at the latest

€33,750.00 by 31/03/2013 at the latest

€67,500.00 by 30/06/2013 at the latest

€67,500.00 by 30/09/2013 at the latest

€67,500.00 by 31/12/2013 at the latest

€67,500.00 by 31/03/2014 at the latest

€101,250.00 by 30/06/2014 at the latest

€93,750.00 by 30/09/2014 at the latest

4.4	The BENEFICIARY may reimburse the amount of the grant paid in advance.

4.5	The BENEFICIARY will be relieved of any undertakings and obligations that are incumbent upon it under this agreement at the time of full repayment of the amount stated in article 4.1, except in the following case:

Should it be revealed during the performance of this agreement that the allocated grant amount exceeds the grant amount authorised by the Community framework for State aid for research and development 2006/C 323/01 published in the OJEU on 30 December 2006, the BENEFICIARY undertakes to repay OSEO Innovation any such overpaid amount, at its request.

ARTICLE 5 – DIRECT DEBIT PAYMENTS

All sums owed by the BENEFICIARY under articles 4.1.1 and 4.3 of this agreement will be paid by direct debit to the account of OSEO Innovation from the BENEFICIARY’s bank or postal account as identified in article 2.2, on the dates defined in articles 4.1 and 4.3.

For this purpose, the BENEFICIARY undertakes to authorise OSEO Innovation, and to maintain such authorisation for the full duration of the repayment schedule of the sum as indicated in article 4.1, to directly debit the sums owed from the bank or postal account designated in the direct debit authorisation provided in advance of the signing of this innovation aid agreement.

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In the event of a change in bank or postal details, the BENEFICIARY is required to inform OSEO Innovation at least one month in advance of the next due date, and to provide a new direct debit authorisation in time.

ARTICLE 6 – PARTS OF THE AGREEMENT

The parts of this agreement, of which the BENEFICIARY acknowledges its awareness, and which it will adhere to are: these specific conditions, the general conditions for the granting of aid, the programme budget (excluding taxes), and the model summarised statement of expenses incurred and the direct debit authorisation.

ARTICLE 7 – JURISDICTION

Paris will be the sole place of jurisdiction in the event of any dispute relating to this agreement.

Attached documents: - Programme budget (excluding taxes) - General conditions for the granting of aid - Model summarised statement of expenses incurred - Direct debit authorization	Drawn up at MAISONS-ALFORT on 6/01/2010 In duplicate

The BENEFICIARY SEQUANS COMMUNICATIONS	OSEO Innovation

[illegible signature]	[illegible signature]

Georges KARAM Chairman of the Board of Directors and CEO	Franck WILLENBUCHER, Director of Ile de France Network Operations Management

OSEO Innovation

Beneficiary SEQUANS COMMUNICATIONS

Agreement no. A0905023Z

Programme duration estimated by the Beneficiary (in months): 13

Aid for Corporate Innovation

Innovation Programme Budget – Amounts in Euros (excl. tax)

COLUMN 1:

Nature of expense

Existing personnel costs

Engineer

SUBTOTAL PERSONNEL COSTS

General expenses (final)

(20% of personnel costs)

SUBTOTAL GENERAL EXPENSES AND PURCHASES

Industrial property: preliminary studies

Other services and subcontracting

SUBTOTAL SERVICES AND SUBCONTRACTING

Irrecoverable investments

(linked to programme)

Amortisation of recoverable investments over the duration of the programme

SUBTOTAL INVESTMENT + AMORTISATION + OTHERS

TOTAL per stage: RI then DE

Accrued amount by stage

COLUMN 2:

Hourly rate (1)

COLUMN 3:

Stage 1

From 05 May 09 to 31 Aug 09

        RI                                                                           DE

No. of hrs.	Amount	No. of hrs.	Amount
Stage 1:

COLUMN 4:

Stage 2

From 01 Sep 09 to 31 Jan 10

        RI                                                                           DE

No. of hrs.	Amount	No. of hrs.	Amount
Stage 2:

COLUMN 4:

Stage 3

From 01 Feb 10 to 31 May 10

        RI                                                                           DE

No. of hrs.	Amount	No. of hrs.	Amount
Stage 3:

COLUMN 5:

TOTAL

        RI                                                                           DE

COLUMN 6:

TOTAL

(1)	Direct Hourly Rate = (gross annual salary (after DAS) + benefits)/1607 hours

The BENEFICIARY [illegible signature]	OSEO Innovation [illegible signature]

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GENERAL TERMS AND CONDITIONS FOR THE GRANTING OF AID

ARTICLE 1- PAYMENT OF THE GRANT

I. 1 -	The payment of funds will be adequately documented by the ledger entries of the Accounting and Financial Department of OSEO Innovation.

I. 2 -	OSEO Innovation will not be required to pay all or any part of the amount of the grant if any one of the situations described in article VI below should occur or if OSEO Innovation, on the advice of the Regional Committee for Attribution of Assistance for Innovation, concludes that changes in the technical and/or financial resources of the BENEFICIARY will not allow it to complete the programme properly.

Furthermore, if external events that constitute a case of force majeure should call into question the economic viability of the programme receiving the aid, or if fundamental changes should occur in the status (see article II.9) or control of the BENEFICIARY (see article II.8), the resulting situation will be examined by OSEO Innovation which, on the advice of the Regional Committee for Attribution of Assistance for Innovation, may modify its initial decisions.

I. 3 -	OSEO Innovation will be required to disperse the funds of the grant only within the limits of the budgeted amounts made available to it by the State for managing the Assistance for Innovation process. If appropriate, OSEO Innovation will inform the BENEFICIARY of this situation as soon as possible.

ARTICLE II- OBLIGATIONS ON THE PART OF THE BENEFICIARY

The BENEFICIARY certifies herewith that it is in compliance concerning its obligations pertaining to taxation and employee benefits under article 4 of decree no. 97-682 of May 31, 1997, and further promises:

II. 1 -	to use the aid granted herein exclusively for those expenses anticipated in the innovation programme and incurred after the registration date of the request; in the same manner, the BENEFICIARY promises to disburse all amounts incumbent upon it as given in the attached estimate,

II. 2 -	neither to suspend nor abandon the completion of the programme without so informing OSEO Innovation in advance,

II. 3 -	to keep OSEO Innovation immediately informed of any difficulties or serious and unforeseen events with the potential to delay, even interrupt, the fulfilment of the programme,

II. 4 -	to provide, at the request of OSEO Innovation, any additional information concerning the use of the results of the program,

II. 5 -	to submit to the monitoring performed in the technical area and in the financial area by OSEO Innovation, or any representative appointed by OSEO Innovation, as well as to facilitate in all ways the exercise of such monitoring, in particular as pertains to the verification of documents and visits on site. In cases of associations, the BENEFICIARY pledges that its members will observe this clause,

II. 6 -	to inform OSEO Innovation of any application for patent in France and abroad in connection with to the innovation programme receiving aid and not to relinquish said patents without having made it possible for OSEO Innovation to assume them free of charge in its own name at least two months prior to their expiration. In the event that said patents are assumed by OSEO Innovation, the BENEFICIARY will have no further claim on them,

II. 7 -	not to proceed with the disposal, transfer, grant, contribution, or conveyance of any kind, directly or indirectly, free of charge, in exchange for payment, or even by reciprocal trade, of the resources necessary either for the realization of the programme receiving aid, in particular any patents, manufacturing methods, or technical results, or to the commercialization of the products of said programme, without first having received approval from OSEO Innovation,

II. 8 -	to inform OSEO Innovation of any modifications in the distribution of the company capital of the BENEFICIARY as soon as they occur, or as soon as they result in any change in the control of the BENEFICIARY, as well as of any plan relating to a merger or split,

II. 9 -	to inform OSEO Innovation, as soon as they occur, of any modifications in the status of the BENEFICIARY (such as its legal form, its company objective, or the amount of its capital), as well as to inform OSEO Innovation of any action resulting in protective measures, receivership or compulsory liquidation of the BENEFICIARY,

II.10 -	to disclose the aid granted by OSEO Innovation each time that the BENEFICIARY performs a press campaign concerning the program and its results. After a period of five years beginning from the date of the signing of the aid contract, OSEO Innovation may publish information about the aid program, unless the BENEFICIARY states its opposition in writing.

ARTICLE III- ACCOUNTING

III.1 -	The BENEFICIARY will keep records in which all elements necessary for the precise evaluation of the expenditures and incomes involved in this agreement will be listed, specifically :

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-	expenditures incurred in accordance with the aid base (external invoices or internal analytical documents),

-	income received for making the annual payments due to OSEO Innovation (proceeds from transfers or grants of licenses on patents or know-how, sale of prototypes – mock-ups – preproduction models),

These accounts, as well as the related elements in the general accounts, will remain available for consultation by OSEO Innovation or a representative appointed by it within 15 days of the request made by OSEO Innovation and for ten years after the final payment of the aid.

III.2 -	All sums due with regard to the aid, which is the subject of this document, will be withdrawn by OSEO Innovation from the bank account of the BENEFICIARY,

ARTICLE IV- COMMERCIAL FAILURE, LIMITED COMMERCIAL SUCCESS

IV.1 -	The acknowledgement of commercial failure or limited commercial success of the program may be requested from OSEO Innovation by the BENEFICIARY,

The BENEFICIARY must list all the human and technical, financial and commercial resources that it has brought to bear over a reasonable period in order to successfully market the results of the program,

In light of the information supplied by the BENEFICIARY, OSEO Innovation may declare either the commercial failure or the limited commercial success of the programme,

IV.2 -	a) In the event of commercial failure pronounced by OSEO Innovation, the BENEFICIARY will be released from all commitments and obligations incumbent upon it under this contract, with the exception of articles II.6 and Il.7 of the General Terms and Conditions, provided that it has fulfilled all the commitments and obligations incumbent upon it prior to the date of the acknowledgement of commercial failure, The sums already paid or owed by the BENEFICIARY in application of article 4 of the Special Terms and Conditions will be retained by OSEO Innovation in all circumstances and permanently,

b) In the event of limited commercial success of the programme pronounced by OSEO Innovation, the terms for repayment of the aid, set forth in article 4 of the Special Terms and Conditions may, as appropriate, be revised by mutual agreement between the BENEFICIARY and OSEO Innovation,

ARTICLE V- RESUMPTION OF THE PROGRAMME

In the event of commercial failure or of limited commercial success, abandonment or non-use of the results of the programme receiving aid within a period of 4 years following the date of signing of this contract, and to the extent that it has not reimbursed the totality of the aid, the BENEFICIARY may not oppose the takeover, by OSEO Innovation, or by a third party designed by OSEO Innovation, of all or part of the industrial property, the results of any kind, mock-ups or prototypes made under the programme receiving aid and, in a general way, the BENEFICIARY may not oppose the takeover of the programme by other businesses. The application of this clause will be carried out in a spirit of cooperation in order to best preserve the interests of the BENEFICIARY and the general good.

ARTICLE VI- RECOVERY (repayment of the aid)

This aid automatically includes the right to recovery in the event of transfer –in whole or in part-or of liquidation ordered by a Court as well as in the event of closure, dissolution or voluntary liquidation by the BENEFICIARY.

In cases of a joint venture by several BENEFICIARIES, the decision to initiate an action for protective measures, receivership or compulsory liquidation against any one of the BENEFICIARIES will result in the repayment of the aid by the other BENEFICIARY or BENEFICIARIES. The same will be true in the event of closure, dissolution or voluntary liquidation by any one of the BENEFICIARIES.

Solely on the initiative of OSEO Innovation, the aid granted herein will lead to repayment in any one of the following cases:

a,	failure by the BENEFICIARY to observe any of its obligations arising from this document,
b-	irregularities in matters of its obligations pertaining to taxation and employee benefits,
c-	incorrect or false declarations,
d-	early cancellation, on any grounds whatsoever, of any agreement granting the BENEFICIARY, the rights to the use of techniques, products or processes put in place for the fulfilment of the programme receiving aid, and/or necessary for the marketing of the subsequent results.

The immediate recovery will be automatic, upon the request by OSEO Innovation, and with no legal or paralegal measures required, the amount due being equal to the amount of the aid received plus, as appropriate, any late fees assessed at the rate set in article III.2 above.

ARTICLE VII- PENALTIES FOR DELAY

Penalties for delay will be added to any amount not paid within the contractual deadlines at a rate of 0.7% (zero point seven percent) per calendar month of the delay.

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ARTICLE VIII- AUTHORISATION TO SHARE INFORMATION

The BENEFICIARY authorises OSEO Innovation to share with other entities of the OSEO group, as well as with the authorities that supervise it, information concerning the BENEFICIARY, the programme receiving aid, and the amount of the aid granted. These items will also be provided to the European Commission, as well as the Information concerning the extent of the aid and the activity sector involved, as part of the annual reports which must be submitted to it. In a general manner, OSEO Innovation is authorised by the BENEFICIARY to forward to the European Commission, all the information necessary for it to exercise its control with regard to State grants.

ARTICLE IX- JURISDICTION

Paris is the sole place of jurisdiction in the event of any dispute relating to this agreement.

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A0905023 Z / AE AN A0 00

SAMPLE TO INITIAL

OSEO/innovation SUMMARY OF EXPENSES INCURRED AND ATTESTATION OF COMPLIANCE IN TAXATION AND EMPLOYEE BENEFITS
Beneficiary company
Agreement no.
Date of receipt of request for aid
Start date of expense accounting
Date of acknowledgement of end of programme

Attached please find the summary, by categories, of expenditures incurred, in conformity with the estimate appended to the aid contract.

	Stage 1	Stage 2	Stage 3
	from to	from To	from to	Total
Internal expenditures
Personnel expenses
Fixed overhead expenses
Pre-tax purchases and consumables
SUBTOTAL INTERNAL EXPENDITURES

External services and Subcontracting, excluded tax
SUBTOTAL EXTERNAL SERVICES

Investments, amortization, and other, excluded tax
Non-recoverable investments
[illegible] amortization
Other [illegible]
SUBTOTAL INVESTMENTS AND OTHER

GRAND TOTAL
Amount of expenditures given in the estimate appended to aid contract:
Amount of expenditures incurred by the Beneficiary (in Euros):

Company Stamp

The undersigned certifies in good faith that the Beneficiary of the aforementioned aid agreement is in compliance with its obligations regarding taxation and employee benefits.

The undersigned certifies in good faith that the information given in this summary statement of expenditures is correct.

Drafted at:

Dated:

Name and position of the signatory with [authority] to contract

Signature

[illegible]

Note: This summary of expenditures incurred as part of the innovation programme conducted by the Beneficiary and supported by the OSEO was prepared using a computer file made up of several tabs to be completed, listing the various categories of costs, from the estimate appended to the contract:

•	Tab for Personnel expenses (including fixed overhead expenses)
•	Tab for Purchases and Consumables
•	Tab for External services and Subcontracting
•	Tab for Investments, amortization, and other

This computer tool makes it possible to monitor expenditures made under this innovation programme and to prepare the summary of expenditures that will be required at the time of payment of the instalments of the aid and at the end of the programme.

The electronic version of the computer tool will be sent to you at your e-mail request made to the contact person at the Innovation Management Service in charge of handling your aid package.

[initials]                                                                                                                                                                                    [initials

1. innovation

After completing the coloured areas, please return this sheet with the copies of the agreement signed by you,

Do not forget to include your RELEVE D’IDENTITE BANCAIRE [bank statement], and to sign both parts of the document. Thank you.

Application Number: A0905023 Z

This request is valid until cancelled by me with timely notice to the lender

REQUEST FOR WITHDRAWAL	NAME AND ADDRESS OF THE INSTITUTION HOLDING ACCOUNT TO DEBIT

LAST NAME, FIRST NAME AND ADDRESS OF BORROWER [handwritten:] SEQUANS COMMUNICATIONS 19, le Paris de la Défense 92073 Cedex Paris La Défense	[handwritten:] BNP PARIBAS La Défense Entreprises 5 bis, place de la Défense 92974 Paris La Défense Cedex France

Kindly, and unless instructed otherwise by me in a timely fashion, have the amounts owed by me withdrawn in your favour. In the event a withdrawal is not made, you will inform me of the same.	codes Institution Branch 3 0 0 0 4 0 0 2 9 5 1	ACCOUNT TO DEBIT Personal Account number code 0 0 0 1 0 0 3 7 0 4 2 9 3
These instructions are valid until cancelled by me, with notice to you in a timely fashion. Date December 23, 2009 Signature [GRAPHIC APPEARS HERE]	NAME AND ADDRESS OF THE LENDER OSEO Innovation 27 -31, avenue du Général Leclerc 94710 MAISONS-ALFORT CEDEX FRANCE

The information contained in this application will be used solely as required for handling and may give rise to the exercise of the individual right of access to the lender at the above address under the conditions set forth by deliberation no. 80-10 of April 1,1980, by the Committee on Data Processing, Data Files and Individual Liberties

Please do not detach the sheet below

------— ._-----------------------------------------------------------------------------------------------------------------------------------------------------—_ ._-----—_ . _---------— . _ . _--------— .

AUTHORIZATION FOR WITHDRAWAL I authorize the Institution holding my account to withdraw from it, if the balance permits, all withdrawals ordered by the lender named below. In the event of dispute concerning a withdrawal, I may suspend its execution by simple request to the Institution holding my account. I will settle the dispute directly with the lender.	NATIONAL ISSUER NO: 535670

LAST NAME, FIRST NAME AND ADDRESS OF BORROWER [handwritten:] SEQUANS COMMUNICATIONS 19, le Paris de la Défense 92073 Paris La Défense Cedex		NAME AND ADDRESS OF LENDER OSEO Innovation 27-31, avenue du Général Leclerc 94710 MAISONS-ALFORT CEDEX
codes Institution Branch 3 0 0 0 4 0 0 2 9 5 Date December 23, 2009 [GRAPHIC APPEARS HERE]	ACCOUNT TO DEBIT Personal Account number code 0 0 0 1 0 0 3 7 0 4 2 9 3 Signature 3 [GRAPHIC APPEARS HERE]	NAME AND POSTAL ADDRESS OF INSTITUTION HOLDING ACCOUNT TO DEBIT [handwritten:] BNP PARIBAS La Défense Entreprises 5 bis, place de la Défense 92974 Paris La Défense Cedex
Please return this form to the lender; it must include proof of identity from your bank (bank statement,), postal (proof of address) or savings account .

OSEO innovation – S.A. with Board of Directors and capital of

70,000,015 euros 692 005 432 RCS Créteil- Code APE 751

E – N TVA FR 95 692 05 432

Headquarters 27-31 Avenue du Général Leclerc 94710

Maisons-Alfort Cedex

Tel: 01 41 79 91 00 Fax: 01 41 79 95 95 – oseo.fr